QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF PUBLIC ACCOUNTING FIRM

The Board of Directors
Pioneer Drilling Company:

        We consent to the use of our reports incorporated herein by reference.

/s/ Kennedy and Coe, LLC

Great Bend, Kansas
March 22, 2005

QuickLinks

CONSENT OF PUBLIC ACCOUNTING FIRM